Exhibit 1.1
SMART Modular Technologies (WWH), Inc.
______ Ordinary Shares a/
($0.00016667 par value per share)
Form of Underwriting Agreement
New York, New York
______, 2006
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Needham & Company, LLC
Thomas Weisel Partners LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
and
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019
and
c/o J.P. Morgan Securities Inc.
270 Park Avenue, Floor 5
New York, New York 10017
Ladies and Gentlemen:
     SMART Modular Technologies (WWH), Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, ___ Ordinary Shares, $0.00016667 par value per share (“Ordinary Shares”), of the Company, and the persons named in Schedule II hereto (the “Selling Shareholders”) propose to sell to the several Underwriters ___ Ordinary Shares (said shares to be issued and sold by the Company and shares to be sold by the Selling Shareholders collectively being hereinafter called the “Underwritten Securities”). The Selling Shareholders named in Schedule II hereto also propose to grant to the Underwriters an option to purchase up to ___ additional Ordinary Shares to cover over-allotments (the “Option

a/	Plus an option to purchase from the Selling Shareholders up to ___ additional Securities to cover over-allotments.

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Securities”; the Option Securities, together with the Underwritten Securities, being hereinafter called the “Securities”). To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. In addition, to the extent that there is not more than one Selling Shareholder named in Schedule II, the term Selling Shareholders shall mean the singular. The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate. Certain terms used herein are defined in Section 20 hereof.
     1. Representations and Warranties.
     (i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.
   (a) The Company has prepared and filed with the Commission a registration statement (file number 333-129134) on Form S-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including a related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus shall contain all information required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all material respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.
   (b) On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being

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understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
   (c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
   (d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause) (ii), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.
   (e) Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.
   (f) Each of the Company and its subsidiaries has been duly organized and is validly existing as a corporation, an exempted company or other entity in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate power or other power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus and the Disclosure Package, and is duly qualified to do business as a foreign entity and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified to do business would not have a Material Adverse Effect.
   (g) All the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and, except as otherwise set forth in the Prospectus and the Disclosure Package, all outstanding shares of capital stock of the subsidiaries of the Company are owned by the

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Company either directly or through its wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances.
   (h) The Company’s authorized equity capitalization is as set forth in the Prospectus; the share capital of the Company conforms in all material respects to the description thereof contained in the Prospectus and the Disclosure Package; the outstanding Ordinary Shares (including the Securities being sold hereunder by the Selling Shareholders) have been duly authorized and validly issued and are fully paid and nonassessable; the Securities being issued and sold hereunder by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities being sold hereunder have been approved for listing on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; the holders of outstanding shares of share capital of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus and the Disclosure Package, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.
   (i) There is no franchise, contract or other document of a character required to be described in the Registration Statement, the Statutory Prospectus or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements in the Prospectus under the headings “Description of Share Capital”, “Material United States Federal Income Tax Considerations”, and “Certain Cayman Islands Tax Considerations” fairly summarize the matters therein described.
   (j) This Agreement has been duly authorized, executed and delivered by the Company.
   (k) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus and the Disclosure Package, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.
   (l) No consent, approval, authorization, filing with or order of any court or governmental agency or body or self-regulatory organization is required in connection with the transactions contemplated herein, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus and the Disclosure Package or relate to the review of the transactions contemplated by this Agreement by the National Association of Securities Dealers, Inc.
   (m) Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries

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pursuant to, (1) the charter or by-laws of the Company or any of its subsidiaries, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except, in the cases of clause (2) and (3), as would not, singly or in the aggregate, have a Material Adverse Effect.
   (n) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.
   (o) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Prospectus, the Disclosure Package and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the captions “Summary — Summary Financial Data” and “Selected Financial Data” in the Statutory Prospectus, the Prospectus and the Registration Statement fairly present, on the basis stated in the Prospectus, the Disclosure Package and the Registration Statement, the information included therein.
   (p) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the knowledge of the Company, threatened that (1) could reasonably be expected to have a material adverse effect on the ability of the Company to perform this Agreement or the consummation of any of the transactions contemplated hereby or (2) could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus and the Disclosure Package (exclusive of any supplement thereto).
   (q) Each of the Company and its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted. All material properties and assets of the Company are, and at the Closing Date will be, free and clear of any material liens, charges, encumbrances or restrictions, except as set forth in the Prospectus and the Disclosure Package. The Company has good and marketable title to all personal property it purports to own, except as set forth in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package, except where the failure to have good or marketable title would not, singly or in the aggregate, have a Material Adverse Effect.
   (r) Neither the Company nor any subsidiary is in violation or default of (1) any provision of its charter or bylaws, (2) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation,

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condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (3) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the cases of clauses (2) and (3) as would not, singly or in the aggregate, have a Material Adverse Effect.
   (s) To the knowledge of the Company, KPMG LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus and the Disclosure Package, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.
   (t) There are no stamp or other issuance or transfer taxes or duties or other similar fees or charges required to be paid in connection with the execution and delivery of this Agreement or the issuance or sale by the Company of the Securities, except as otherwise stated under the heading “Certain Cayman Islands Tax Considerations” in the Statutory Prospectus and the Prospectus.
   (u) The Company has filed all non-U.S., U.S. federal, state and local tax returns that are required to be filed or has requested extensions for the filing thereof (except in any case in which the failure so to file would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto)) and the Disclosure Package, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
   (v) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the Company’s knowledge is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that would, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
   (w) The Company and each of its subsidiaries are insured by insurers of financial responsibility against such material losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in material compliance with the terms of such policies and instruments; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or

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defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
   (x) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
   (y) The Company and its subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate U.S. federal, state or non-U.S. regulatory authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
   (z) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (3) access to assets is permitted only in accordance with management’s general or specific authorization; and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
   (aa) The Company has not taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
   (bb) The Company and its subsidiaries are (1) in compliance with any and all applicable non-U.S., U.S. federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (2) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (3) have not

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received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package. Except as set forth in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
   (cc) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) and the Disclosure Package.
   (dd) Neither the Company nor any of its subsidiaries maintains or is required to contribute to a “welfare plan” (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) which provides retiree or other post-employment welfare benefits or insurance coverage (other than “continuation coverage” (as defined in Section 602 of ERISA)); each “pension plan” (as defined in Section 3(2) of ERISA) and welfare plan established or maintained by the Company and/or one or more of its subsidiaries is in compliance in all material respects with the currently applicable provisions of ERISA; and neither the Company nor any of its subsidiaries has incurred or could reasonably be expected to incur any liability under Title IV of ERISA.
   (dd) There is and has been no failure on the part of the Company to comply with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), including Section 402 related to loans and Section 302 and 906 related to certifications.
   (ee) SMART Modular Technologies, Inc., SMART Modular Technologies (Europe) Limited, SMART Modular Technologies (Puerto Rico) Inc. and SMART Modular Technologies Sdn. Bhd. are the only “significant subsidiaries” of the Company (as defined by Rule 1-02 of Regulation S-X under the Act).
   (ff) The Company owns, possesses or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, the “Intellectual Property”) necessary to conduct its business as now conducted or as proposed in the Prospectus to be conducted by it, except to the extent that the failure to own, possess or

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acquire such Intellectual Property would not have a Material Adverse Effect. The Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.
   (gg) Each of the Company and its subsidiaries has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company and each of its subsidiaries is accumulated and communicated to the management of the Company and each of its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure.
   (hh) The Company has not distributed and, prior to the later to occur of any Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Prospectus, the Prospectus and the Disclosure Package.
   (ii) The Company has not taken any action or omitted to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the Financial Services and Markets Act 2000 (the “FSMA”). The Company has been informed of the guidance relating to stabilization provided by the Financial Services Authority, in particular in Section MAR 2 Annex 2G of the Financial Services Handbook.
     Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.
     (ii) Each Selling Shareholder represents and warrants to, and agrees with, severally and not jointly each Underwriter that:
   (a) Such Selling Shareholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims and has duly endorsed such Securities in blank, and, assuming that each Underwriter acquires its interest in the Securities it has purchased from such Selling Shareholder without notice of any adverse claim (within the meaning of Section 8-105 of the New York Uniform Commercial Code (“UCC”)), each Underwriter that has purchased such Securities delivered on the Closing Date to The Depository Trust Company or other securities intermediary by making payment therefor as provided herein, and that has had such Securities credited to the securities account or accounts of such Underwriters maintained with The Depository Trust Company or such other securities intermediary will have acquired a security entitlement (within the meaning of Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter, and no action based on an

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adverse claim (within the meaning of Section 8-105 of the UCC) may be asserted against such Underwriter with respect to such Securities.
   (b) Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
   (c) Certificates in negotiable form for such Selling Shareholder’s Securities have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable) executed and delivered by such Selling Shareholder, in the form heretofore furnished to you (the “Custody Agreement”) with Computershare Shareholder Services, Inc., as Custodian (the “Custodian”); the Securities represented by the certificates so held in custody for each Selling Shareholder are subject to the interests hereunder of the Underwriters; the arrangements for custody and delivery of such certificates, made by such Selling Shareholder hereunder and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of such Securities hereunder, certificates for the Securities will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.
   (d) No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated herein, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained.
   (e) Neither the sale of the Securities being sold by such Selling Shareholder nor the consummation of any other of the transactions herein contemplated by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or, if such Selling Shareholder is a corporate entity, the charter or by-laws of such Selling Shareholder, (ii) the terms of any indenture or other agreement or instrument to which such Selling Shareholder or any of its subsidiaries, if applicable, is a party or bound, or (iii) any judgment, order or decree applicable to such Selling Shareholder or any of its subsidiaries, if applicable, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder or any of its subsidiaries, if applicable, except in the case of clause (ii) as would not, individually or in the aggregate, result in a Material Adverse Effect or have a material adverse effect on the ability of such Selling Shareholder to consummate the offering of the Securities or otherwise perform its obligations under this Agreement.

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   (f) Such Selling Shareholder is familiar with the Registration Statement, the Prospectus and the Disclosure Package and has no knowledge of any material fact, condition or information not disclosed in the Prospectus, the Disclosure Package or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries.
   (g) In respect of any statements in or omissions from the Registration Statement or the Prospectus or any supplements thereto made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraph (i)(b) of this Section. Such Selling Shareholder, the Company and the Underwriters acknowledge that the statements with regard to such Selling Shareholder or its affiliates set forth in “Summary-Our Principal Investors” and “Principal and Selling Shareholder” constitute the only information furnished in writing by such Selling Shareholder for inclusion in the Registration Statement, the Statutory Prospectus, the Prospectus and any supplements thereto.
     Any certificate signed by any Selling Shareholder or, if applicable, any officer thereof and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.
     2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company and the Selling Shareholders agree, severally and not jointly, to issue and sell, in the case of the Company, and to sell, in the case of the Selling Shareholder, to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $____ per share, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto.
     (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Selling Shareholders named in Schedule II hereto hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to ___Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to such Selling Shareholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The maximum aggregate number of Option Securities to be sold by the Selling Shareholders is ___. The maximum number of Option Securities which each Selling Shareholder agrees to sell is set forth in Schedule II hereto. In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be issued and sold by each Selling Shareholder listed on Schedule II shall be, as nearly as practicable, in the same proportion as the maximum number of Option Securities to be issued and sold by each Selling Shareholder and the number of Option Securities to be sold. The number of Option

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Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.
     3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on ___, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholders or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Shareholders to or upon the order of the Company and the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Shareholders. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.
     The Company will pay all applicable state transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.
     If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Selling Shareholders named in Schedule II hereto will deliver the Option Securities (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholders named in Schedule II by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholders named in Schedule II hereto. If settlement for the Option Securities occurs after the Closing Date, such Selling Shareholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.
     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

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     5. Agreements.
     (i) The Company agrees with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal thereof of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Company will (1) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (2) amend or supplement the Disclosure Package to correct such statement or omission; and (3) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state

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any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representatives of any such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.
     (d) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (e) The Company will furnish to the Representatives and counsel for the Underwriters conformed copies of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request.
     (f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation in excess of a nominal amount or to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (g) The Company will not, without the prior written consent of each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or any securities convertible into, or exercisable, or exchangeable for such Ordinary Shares; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Company may register, issue and sell Ordinary Shares pursuant to the transactions contemplated by this Agreement and may file a registration statement on Form S-8 and issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend

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reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time. Notwithstanding anything herein to the contrary, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (2) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Section 5(i)(f) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (i) The Company will not take any action or omit to take any action (such as issuing any press release relating to any Securities without an appropriate legend) which may result in the loss by any of the Underwriters of the ability to rely on any stabilization safe harbor provided by the Financial Services Authority under the FSMA.
     (j) The Company agrees to pay the costs and expenses relating to the following matters: (1) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus and each amendment or supplement to any of them; (2) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (3) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (4) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (5) the registration of the Securities under the Exchange Act and the listing of the Securities on the Nasdaq National Market; (6) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (7) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (8) the transportation and other expenses (exclusive of expenses incurred in connection with the chartering of any aircraft) incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (9) 50% of expenses incurred by the Representatives and the Company in connection with the chartering of any aircraft in connection with the presentations to

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prospective purchasers of the Securities; (10) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholders; and (11) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations hereunder.
     (k) The Company represents, warrants and agrees that, unless it has obtained or will obtain the prior written consent of the Representatives, and each Underwriter, severally and not jointly, represents, warrants and agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company or such Underwriter with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (ii) Each Selling Shareholder agrees with the several Underwriters that:
   (a) Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
   (b) Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of any change in information in the Registration Statement, the Statutory Prospectus or the Prospectus relating to such Selling Shareholder.
     6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

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   (a) The Prospectus, and any supplement thereto, filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.
   (b) The Company shall have requested and caused Davis Polk & Wardwell, counsel for the Company and SMART Modular Technologies, Inc., to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form of Exhibit A hereto.
   (c) The Company shall have requested and caused Maples and Calder, Cayman Island counsel for the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form of Exhibit B hereto.
   (d) The Company shall have requested and caused Ann Nguyen, Esq., General Counsel of the Company, to have furnished to the Representatives her opinion, dated the Closing Date and addressed to the Underwriters, substantially in the form of Exhibit C hereto.
   (e) The Company shall have requested and caused Shearn Delamore & Co., special Malaysian counsel of the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, substantially in form of Exhibit D hereto.
   (f) The Company shall have requested and caused Maples and Calder, Cayman Island counsel of the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, substantially in form of Exhibit E hereto.
   (g) The Company shall have requested and caused Slaughter & May, special United Kingdom counsel of the Company, to have furnished to the Representatives their opinion dated the Closing Date and addressed to the Underwriters, substantially in form of Exhibit F hereto.
   (h) Francisco Partners, L.P., Francisco Partners Fund A, L.P., FP Annual Fund Investors, L.L.C., Shah Capital Partners, L.P. and T3 II SM, LLC, TPG II SM, LLC and TPG IV SM, LLC shall have requested and caused Davis Polk & Wardwell, Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP, and Cleary Gottlieb Steen & Hamilton, LLP, respectively, each counsel for certain of such Selling Shareholders, to have furnished to the Representatives their respective opinions dated the Closing Date and addressed to the Underwriters, substantially in the forms of Exhibits G, H, and I hereto.

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   (i) Shah Capital Partners, L.P. and WestRiver, LLC shall have requested and caused their respective counsel to have furnished to the Representatives their respective opinions dated the Closing Date and addressed to the Underwriters, each in form and substance reasonably satisfactory to Simpson Thacher & Bartlett LLP, counsel for the Underwriters.
   (j) The Representatives shall have received from Simpson Thacher & Bartlett LLP, counsel for the Underwriters, such opinion and negative assurance letters, dated the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Shareholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.
   (k) The Company shall have furnished to the Representatives a certificate of the Company, signed by (x) the Chairman of the Board or the Chief Executive Officer and (y) the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto as well as each electronic roadshow used to offer the Underwritten Securities and this Agreement and that:
   (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and
   (ii) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no material adverse change in the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
   (l) Each Selling Shareholder shall have furnished to the Representatives a certificate, signed by the Secretary of such Selling Shareholder in his or her capacity as such and not in his or her individual capacity, dated the Closing Date, to the effect that the signer of such certificate is familiar with the Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto and this Agreement and that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

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   (m) On the date of the Statutory Prospectus, at the Execution Time and at the Closing Date, the Company shall have requested and caused KPMG LLP to furnish the Representatives “comfort” letters, dated as of the date of the Statutory Prospectus and as of the Execution Time, respectively, and a bring-down “comfort” letter, dated as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent public accountants within the meaning of the Exchange Act and the applicable published rules and regulations thereunder and confirming certain matters with respect to the audited and unaudited financial statements and other financial and accounting information contained in the Registration Statement, the Statutory Prospectus and Prospectus.
   (n) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (j) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any supplement thereto).
   (o) Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
   (p) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
   (q) The Securities shall have been included for quotation on the Nasdaq National Market, and satisfactory evidence of such actions shall have been provided to the Representatives.
   (r) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit J hereto from each officer and director of the Company and each shareholder of the Company to the Representatives.
     If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance

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to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be cancelled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.
     The documents required to be delivered by this Section 6 shall be delivered at the office of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 3330 Hillview Avenue, Palo Alto, California 94304, on the Closing Date.
     7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholders to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
     8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act and each Selling Shareholder and its directors, officers, employees, Affiliates and agents, and each person who controls such Selling Shareholder within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.
     (b) Each Selling Shareholder severally and not jointly agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, Affiliates and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder, if any, to the same

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extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Selling Shareholder may otherwise have.
     (c) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Selling Shareholder acknowledge that the statements set forth in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.
     (d) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above. The indemnifying party shall be entitled to appoint counsel (including local counsel) of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel (including local counsel) retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel (including local counsel) to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such

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action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.
     (e) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Selling Shareholders and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company, one or more of the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, by the Selling Shareholders and by the Underwriters from the offering of the Securities; provided, however, that in no case shall (i) any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Selling Shareholders and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, of the Selling Shareholders and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and by the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by each of them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company, the Selling Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee, Affiliate and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

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     (f) The liability of each Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Shareholder to the Underwriters. The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible. The provisions of this Section 8 shall not affect any agreement between the Company and the Selling Shareholders with respect to indemnification.
     9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default hereunder.
     10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on such Exchange or the Nasdaq National Market, (ii) a banking moratorium shall have been declared either by U.S. federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus or the Prospectus (exclusive of any supplement thereto).
     11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of

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each Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder or the Company or any of the officers, directors, employees, agents, Affiliates or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancelation of this Agreement.
     12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to (i) the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel, (ii) the J.P. Morgan Securities Inc. Syndicate Desk (fax no.: (212) 622-8358) at 277 Park Avenue, 9th Floor, New York, New York 10172, Attention: ___, and (iii) the Lehman Brothers Inc. Director of Litigation, Office of the General Counsel (fax no.: (212) 520-0421) and confirmed to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., at 399 Park Avenue, 10th Floor, New York, New York 10022, Attention: Director of Litigation, Office of the General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to (510) 360-8500 and confirmed to it at 4211 Starboard Drive, Fremont, CA 94538, attention General Counsel; or if sent to any Selling Shareholder, will be mailed, delivered or telefaxed and confirmed to it at the address set forth in Schedule II hereto.
     13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents, Affiliates and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
     14. No Fiduciary Duty. The Company hereby acknowledges that (i) the Underwriters have been retained solely as underwriters of the offering of the Securities and not as advisors to, or agents of, the Company or any other person and (ii) its engagement of the Underwriters in connection with the offering of the Securities is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, each of the Company and the Underwriters agrees that it is solely responsible for making its own independent judgments with respect to the offering of the Securities. In addition, the Company and Selling Shareholders agree that they will not claim that the Underwriters or any of them, owe a fiduciary or similar duty to the Company or the Selling Shareholder in connection with the transactions contemplated by this Underwriting Agreement or the process leading thereto.
     15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.
     16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York. The parties hereto each hereby waive any right to trial by jury in any action, proceedings or counterclaim arising out of or relating to this Agreement.

25

     17. Jurisdiction. The Company and the Selling Shareholders agree that any suit, action or proceeding against the Company or the Selling Shareholders, as the case may be, brought by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any State or U.S. federal court in The City of New York and County of New York, and waive any objection which the Company or the Selling Shareholders may now or hereafter have against the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company and the Selling Shareholders hereby appoint The Corporation Trust Company, at its offices located at 1209 Orange Street, Wilmington, Delaware 19801, as their authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any State or U.S. federal court in The City of New York and County of New York, by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accept the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company and the Selling Shareholders hereby represent and warrant that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company and the Selling Shareholders agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Proper service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company or the Selling Shareholders, as the case may be. The Company and the Selling Shareholders further agree to take any and all action, including the execution and filing of any and all such documents and instruments, as may be necessary to continue such designation and appointment in full force and effect so long as of the Securities shall be outstanding. Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees, Affiliates and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Cayman Islands.
     18. Currency. Each reference in this Agreement to U.S. dollars (the “relevant currency”) is of the essence. To the fullest extent permitted by law, the obligation of the Company in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall. Any obligation of the Company not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.
     19. Waiver of Immunity. To the extent that the Company or the Selling Shareholders may acquire any immunity from jurisdiction of any court or from any legal process

26

(whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or their respective property, the Company and the Selling Shareholders hereby irrevocably waive such immunity in respect of this Agreement, to the fullest extent permitted by law.
     20. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
     21. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
     22. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.
   ”Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.
   ”Affiliate” shall have the meaning specified in Rule 501(b) of Regulation D under the Act.
   ”Agreement” shall mean this Underwriting Agreement as of the date hereof.
   ”Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in The City of New York.
   ”Commission” shall mean the Securities and Exchange Commission.
   ”Disclosure Package” shall mean (i) the Statutory Prospectus, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
   ”Effective Date” shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.
   ”Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
   ”Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.
   ”Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
   ”Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

27

   ”Material Adverse Effect” shall mean a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.
   ”Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(i)(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.
   ”Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time.
   ”Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
   ”Rule 158”, “Rule 163”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” “Rule 433”, and “Rule 462” refer to such rules under the Act.
   ”Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.
   ”Statutory Prospectus” shall mean the preliminary prospectus relating to the Securities that is included in the Registration Statement immediately prior to the Execution Time, including any document that is incorporated by reference therein.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholder(s) and the several Underwriters.

Very truly yours,

SMART Modular Technologies (WWH), Inc.

By:
Name:
Title:

T3 II SM, LLC

By:
Name:
Title:

TPG III SM, LLC

By:
Name:
Title:

TPG IV SM, LLC

By:
Name:
Title:

Francisco Partners, L.P.

By:	Francisco GP, LLC, its General Partner

By:
Name:
Title:

Francisco Partners Fund A, L.P.

By:	Francisco GP, LLC, its General Partner

By:
Name:
Title:

FP Annual Fund Investors, L.L.C.

By:	Francisco GP, LLC, its General Partner

By:
Name:
Title:

Shah Capital Partners, L.P.

By:
Name:
Title:

Patel Family Partners, L.P.

By:
Name:
Title:

WestRiver Capital, LLC

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Citigroup Global Markets Inc.

By:
Name:
Title:

J.P. Morgan Securities Inc.

By:
Name:
Title:

Lehman Brothers Inc.

By:
Name:
Title:
For themselves and the other
several Underwriters named in
Schedule I to the foregoing
Agreement.

SCHEDULE I

Number of Underwritten
Underwriters	Securities to be Purchased

Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Needham & Company, LLC
Thomas Weisel Partners LLC

Total:

SCHEDULE II

	Number of	Maximum Number
	Underwritten	of Option Securities
Selling Shareholders	Securities to be Sold	to be Sold

T3 II SM, LLC 301 Commerce St., Ste. 3300 Fort Worth, TX 76102 Fax No.: (817) 871-4088

TPG III SM, LLC 301 Commerce St., Ste. 3300 Fort Worth, TX 76102 Fax No.: (817) 871-4088

TPG IV SM, LLC 301 Commerce St., Ste. 3300 Fort Worth, TX 76102 Fax No.: (817) 871-4088

Francisco Partners, LP c/o Francisco Partners GP, LLC 2882 Sand Hill Road, Suite 280 Menlo Park, CA 94025 Fax No.: (650) 233-2999

Francisco Partners Fund A, L.P. c/o Francisco Partners GP, LLC 2882 Sand Hill Road, Suite 280 Menlo Park, CA 94025 Fax No.: (650) 233-2999

FP Annual Fund Investors, L.L.C. c/o Francisco Partners GP, LLC 2882 Sand Hill Road, Suite 280 Menlo Park, CA 94025 Fax No.: (650) 233-2999

Shah Capital Partners, L.P. 5201 Great America Parkway, Suite 532 Santa Clara, CA 95054 Fax No.: (408) 982-0207

	Number of	Maximum Number
	Underwritten	of Option Securities
Selling Shareholders	Securities to be Sold	to be Sold

Patel Family Partners, L.P. 8624 White Oak Court Pleasanton, CA 94588 Fax No.: (925) 249-0731

WestRiver Capital, LLC 3720 Carillon Point Kirkland, WA 98033 Fax No.: (425) 576-9868

Total:

SCHEDULE III
Schedule of Free Writing Prospectuses
Included in the Disclosure Package

EXHIBIT A
Form of Davis Polk & Wardwell Opinion
     (i) this Agreement has been duly executed and delivered by the Company in accordance with the law of the State of New York;
     (ii) the execution and delivery by the Company of, and the performance of its obligation under, this Agreement will not contravene any provision of United States federal, New York state or California state law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, or any agreement, indenture, lease or other instrument to which the Company or SMART Modular Technologies, Inc. is a party, or by which any of its properties is bound, that is in an exhibit to the Registration Statement, or to the best of such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or SMART Modular Technologies, Inc.;
     (iii) no consent, approval, authorization or order of, or qualification with any governmental body or agency under United States federal or New York state law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement is required for the performance by the Company of its obligations under this Agreement, except such as have been obtained and such as may be required under state securities or blue sky laws in connection with the offer and sale of the Securities;
     (iv) the Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;
     (v) SMART Modular Technologies, Inc. is an existing corporation in good standing under the laws of the State of California; and
     (vi) the Registration Statement has become effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for that purpose have been instituted or threatened.
     Such counsel have considered the statements relating to legal matters included in the Statutory Prospectus and the Prospectus under the caption “Material United States Federal Income Tax Consequences.” In such counsel’s opinion, such statements fairly summarize in all material respects such matters.
     While such counsel have not themselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or the Prospectus, such counsel has generally reviewed and discussed with representatives of the Underwriters and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to such counsel’s check and verification. On the basis of such consideration, review and discussion, but without independent check or verification except as stated above, (i) in such counsel’s opinion, the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder, and (ii) nothing has come to such counsel’s attention that causes such counsel to believe that insofar as relevant to the offering of Securities (a) the Registration Statement at the time the Registration Statement became effective contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Prospectus as of the Execution Time contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (c) the Prospectus as of its date and as of the date of such opinion contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinion and belief such counsel shall not be called to pass upon, and will express no opinion or belief as to, the financial statements or financial schedules or other financial or statistical data included in the Registration Statement or the Prospectus. The “Time of Sale Prospectus” shall be defined as the preliminary prospectus included in the Registration Statement as of the time the Registration Statement becomes effective together with (i) identified Issuer Free Writing Prospectuses and (ii) the price to public, the number of Securities and underwriting discount on the cover page of the Prospectus.

EXHIBIT B
Form of Maples and Calder Opinion
     (i) the Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing under the laws of the Cayman Islands and has full corporate power and legal right to own its property and to conduct its businesses as described in the Disclosure Package and the Prospectus;
     (ii) the Company has full power and authority under its Memorandum and Articles of Association to enter into, execute and perform its obligations under this Agreement and the execution, delivery and performance of this Agreement has been authorized by and on behalf of the Company and this Agreement has been duly executed and delivered on behalf of the Company and constitutes a legal, valid and binding obligation of the Company enforceable in accordance with its terms;
     (iii) the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder does not conflict with or result in a breach of the terms or provisions of the Memorandum and Articles of Association of the Company or any law, public rule or regulation applicable to the Company in the Cayman Islands currently in force;
     (iv) no authorisations, consents, approvals, licenses, validations or exemptions are required by law from any governmental authorities or agencies or other official bodies in the Cayman Islands in connection with (a) the execution or delivery of this Agreement by the Company, (b) enforcement of this Agreement against the Company, or (c) the performance by the Company of its obligations under this Agreement;
     (v) no taxes, fees or charges (other than stamp duty) are payable (either by direct assessment or withholding) to the government or other taxing authority in the Cayman Islands under the laws of the Cayman Islands in respect of: (a) the execution or delivery of this Agreement, (b) the enforcement of this Agreement, or (c) payments made under, or pursuant to, this Agreement; the Cayman Islands currently have no form of income, corporate or capital gains tax and no estate duty, inheritance tax or gift tax;
     (vi) the courts of the Cayman Islands will observe and give effect to the choice of New York law as the governing law of this Agreement;
     (vii) the Company has the power to submit, and pursuant to this Agreement, has legally, validly, effectively and irrevocably submitted to the non-exclusive jurisdiction of any State or U.S. federal court in The City of New York and County of New York, assuming that the same is true under the governing law of this Agreement, and has the power to designate, and has appointed and empowered, assuming that the same is true under the governing law of this Agreement, an agent for service of process in any suit or proceeding on or arising under this Agreement in such court;
     (viii) based solely on such counsel’s inspection of the Register of Writs and Other Originating process in the Grand Court of the Cayman Islands, there were no actions or petitions pending against the Company in the Grand Court of the Cayman Islands at the close of business in the Cayman Islands on ___, 2006;
     (ix) none of the Underwriters is or will be deemed to be resident, domiciled or carrying on business in the Cayman Islands by reason only of the execution, delivery, performance or enforcement of the Agreement;
     (x) although there is no statutory enforcement in the Cayman Islands of judgments obtained in New York, the courts of the Cayman Islands will recognise a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment: (a) is given by a competent foreign court, (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given, (c) is final, (d) is not in respect of taxes, a fine or a penalty, and (d) was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands;
     (xi) it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of this Agreement that any document be filed, recorded or enrolled with any governmental authority or agency or any official body in the Cayman Islands;
     (xii) the statements in the Statutory Prospectus and the Prospectus under the headings “Certain Cayman Islands Tax Considerations” and “Description of Share Capital” in so far as such statements are summaries of Cayman Islands law or terms of the Company’s share capital, fairly summarize the matters referred to therein; and
     (xiii) the Company’s authorized share capital is as set forth in the Disclosure Package and the Prospectus; the outstanding Ordinary Shares (including the Securities being sold hereunder by the Selling Shareholders) as set out in the Company’s register of Members have been duly and validly authorized and issued and, assuming that the subscription price therefor has been paid in full, are fully paid and nonassessable; the Securities being sold under this Agreement by the Company have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the form of the certificate for the Securities, which such counsel will have reviewed, is in valid and sufficient form; and under the Company’s Memorandum and Articles of Association the holders of outstanding shares of the Company are not entitled to preemptive or other rights to subscribe for the Securities.

EXHIBIT C
Form of General Counsel Opinion
     (i) to such counsel’s knowledge, there are no statutes or pending or threatened legal or governmental proceedings to which the Company or any of its subsidiaries is a party or otherwise subject that would be required to be described in the Disclosure Package and the Prospectus pursuant to the U.S. federal securities laws and regulations which are not described as required;
     (ii) to such counsel’s knowledge, there are no contracts or agreements between the Company and any person granting such person the right to require the Company to include any securities of the Company owned or to be owned by such person in the securities registered pursuant to the Registration Statement; and
     (iii) all of the outstanding shares of capital stock of SMART Modular Technologies, Inc. are owned directly or indirectly by the Company through the Company’s wholly-owned subsidiaries and such shares have been duly authorized, validly issued, fully paid and non-assessable.

EXHIBIT D
Form of Shearn Delamore & Co. Opinion
     For purposes of giving this opinion, we have made the following assumptions:
     (a) That all documents submitted to us as copies, photocopies or specimen documents are complete and conform to their originals;
     (b) That all documents have been validly authorised, executed and delivered by all the parties thereto (other than SMART Modular Technologies Sdn. Bhd. (“Smart Modular Malaysia”);
     (c) That all signatures, seals and any markings on the originals of all documents submitted to us are genuine;
     (d) That Board Resolutions of Smart Modular Malaysia were passed by the directors of Smart Modular Malaysia, respectively, having properly performed their duties and all provisions relating to the declaration of directors’ interests or the power of interested directors to vote were in fact duly observed in compliance with the requirements of the Companies Act of 1965 and the relevant Articles of Association;
     (e) Insofar as any obligation under the Agreement is to be performed in any jurisdiction other than Malaysia, its performance will not be illegal or ineffective or unenforceable under the laws of that jurisdiction;
     (f) Where the Agreement is to be executed outside Malaysia, the formalities for execution and stamping required by law of the place of execution have been or will be duly complied with;
     (g) That each of the parties to the Agreement:
          (i) has the capacity and (in the case of a body corporate) is validly existing under the laws of the jurisdiction under which it is incorporated and has the corporate power to enter into and perform all its obligations under the Agreement; and
          (ii) has taken all necessary action for, and has authorised the execution, delivery and performance by it of the Agreement in accordance with their respective terms;
     (h) That none of the other parties to the Agreement is, or will be, seeking to conduct any relevant transaction or any associated activity in a manner or for a purpose not evident on the face of the Agreement which might render any of the Agreement or any relevant transaction or associated activity illegal, void or unenforceable;
     (i) That none of the parties to the Agreement is, or will be, seeking to enter into any other arrangements which may substantially vary or modify the arrangements between Smart Modular Malaysia and the parties in the Agreement;

     (j) That all other documents or agreements referred to in the Agreement, and which may affect the legality, validity and enforceability of the Agreement, are themselves legal, valid and enforceable;
     (k) Smart Modular Malaysia is not, has never been and would not become a real property company under the Real Property Gains Tax Act 1976;
     (l) That none of the Underwriters are tax resident in Malaysia within the meaning of Sections 7 and 8 of the Income Tax Act 1967; and
     (m) That all representations made by Smart Modular Malaysia in the Agreement or in any other document or agreement are true and accurate at the date thereof and remain so at the date of this opinion.
Based on the foregoing, and subject to the qualifications below, we are of the opinion that:
     (i) Smart Modular Malaysia is a company duly incorporated and validly existing under the laws of Malaysia and, has full power and authority, under its Memorandum and Articles of Association, to own and lease its properties and to carry on its business as presently conducted;
     (ii) all of the ordinary shares and preference shares in the issued and paid up share capital of Smart Modular Malaysia are held by SMART Modular Technologies (Foreign Holdings), Inc. and have been duly authorized and valid issued and are fully paid and non-assessable;
     (iii) the execution, delivery and performance by the Company of the Agreement will not conflict with or result in a breach or violation of, or require any consent, or result in the creation or imposition of any lien, charge or encumbrance on any of the shares of Smart Modular Malaysia, under any of the terms or provisions of the Memorandum and Articles of Association of Smart Modular Malaysia;
     (iv) no consent, approval, waiver, notice, license, authorization, filing, order, decree or permit of any governmental authority in Malaysia is required for the execution and delivery by the Company of the Agreement or for the consummation of the transactions contemplated therein; and
     (v) it will not be necessary in connection with the execution, delivery, recording or enforcement of the provisions of the Agreement for the Underwriters to register or qualify to do business as a foreign corporation under the laws of Malaysia or to comply with any laws of Malaysia relating to banking, finance, or other lending corporations.
Notwithstanding the foregoing:
(a)	a search was made on Smart Modular Malaysia at the Companies Commission of Malaysia in Kuala Lumpur on 5 January 2006 (with updated records as at 20 July 2005, for the purposes of facilitating the issuance of this opinion, however, such search will not give warning of pending applications to register charges and that there may be significant delay between the lodging of the prescribed particulars of the charges and their subsequent entry on the Register. Any such searches will also not reveal whether or not a winding-up petition has been presented. Notice of a winding-up order made or resolution passed or receiver or manager appointed may not be filed at the Companies Commission of Malaysia in Kuala Lumpur immediately and there may be a significant delay between the filing of such notice and its subsequent entry on the Register;
(b)	other than the above search conducted at the Companies Commission of Malaysia and our review of the following documents received from Smart Modular Malaysia, we have not, for purposes of giving this opinion, been instructed to carry out an extensive and detailed legal due diligence on Smart Modular Malaysia:
(i)	certified true copy of its latest Memorandum and Articles of Association;

(ii)	certified true copy of its latest Form of Annual Return as at 28 February 2005;

(iii)	certified true copy of its latest Form 24 (Return of Allotment of Shares) as at 12 May 2004;

(iv)	certified true copy of Board Resolution(s) dated ___ for the issuance and/or transfer of all the issued shares of Smart Modular Malaysia in favour of the Company; and

(v)	detailed description of copies of regulatory licences/approval/permits delivered to us by Smart Modular Malaysia which are currently being reviewed.

EXHIBIT E
Form of Maples and Calder Opinion
     (i) SMART Modular Technologies (Puerto Rico) Inc. (“Smart Modular Puerto Rico”) is a company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and has full power and authority, and does not require any governmental licenses, permits or other approvals, to own and lease its properties and to carry on its business as presently conducted and as described in the Disclosure Package and the Prospectus;
     (ii) all of the ordinary shares and preference shares in the issued and paid up share capital of Smart Modular Puerto Rico are held by the Company and have been duly authorized and valid issued and are fully paid and non-assessable, and no other shares have been issued by Smart Modular Puerto Rico;
     (iii) the execution, delivery and performance by the Company of the Agreement will not conflict with or result in a breach or violation of, or require any consent under, any of the terms or provisions of, or constitute a default under the Memorandum and Articles of Association of Smart Modular Puerto Rico or any applicable law of the Cayman Islands; and
     (iv) it will not be necessary in connection with the execution, delivery or enforcement of the provisions of the Agreement for the Underwriters to register or qualify to do business as a foreign company under the laws of the Cayman Islands or to comply with any laws of the Cayman Islands relating to banking, finance, or other lending corporations.

EXHIBIT F
Form of Slaughter & May Opinion
     (i) SMART Modular Technologies (Europe) Limited (“Smart Modular Europe”) is a company duly incorporated, validly existing and in good standing under the laws of England and Wales;
     (ii) all of the ordinary shares and preference shares in the issued and paid up share capital of Smart Modular Europe are held by the Company and have been duly authorized and valid issued and are fully paid and non-assessable, and no other shares have been issued by Smart Modular Europe; and
     (iii) the execution, delivery and performance by the Company of the Agreement will not conflict with or result in a breach or violation of, or require any consent under, any of the terms or provisions of, or constitute a default or result in the acceleration of, or require prepayment of any obligation under the Memorandum and Articles of Association of Smart Modular Europe or any applicable law of England and Wales or result in the creation or imposition of any lien, charge or encumbrance on any of the shares of Smart Modular Europe.

EXHIBIT G
Form of Davis Polk & Wardwell Opinion
     (i) this Agreement has been duly authorized, executed and delivered by or on behalf of Francisco Partners, L.P., Francisco Partners Fund A, L.P. and FP Annual Fund Investors, L.L.C. (each, a “FP Selling Shareholder” and collectively, the “FP Selling Shareholders”);
     (ii) the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by each FP Selling Shareholder and are valid and binding agreements of each FP Selling Shareholder, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equitable principles of general applicability;
     (iii) upon payment for the security entitlement in respect of the Securities to be sold by each FP Selling Shareholder to each of the several Underwriters as provided in this Agreement and the crediting of such Securities on the records of The Depository Trust Company (“DTC”) to a security account or security accounts in the name of such Underwriter (assuming that such Underwriter does not have notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Securities or any security entitlement in respect thereof), (A) under Section 8-501 of the UCC, such Underwriter will acquire a security entitlement in respect of such Securities and (B) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Securities may be asserted against such Underwriter, it being understood that for purposes of this opinion, such counsel may assume that when such payment and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its memorandum and articles of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC;
     (iv) no consent, approval, authorization or order of, or qualification with, any governmental body or agency under United States federal or New York state law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement is required for the performance by any of the FP Selling Shareholders of their obligations under this Agreement, except such as have been obtained and such as may be required under state securities or blue sky laws in connection with the offer and sale of the Securities; and
     (v) the execution and delivery by each FP Selling Shareholder of, and the performance of its obligations under, this Agreement will not contravene any provision of United States federal or New York state law or the Delaware LLC or LP Acts that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement, or the partnership or LLC Agreement, as the case may be, of any of the FP Selling Shareholders, or any agreement, indenture, lease or other instrument to which such FP Selling Shareholders are a party, or by which any of their properties is bound, that is listed on a schedule to such counsel’s opinion (which each such Selling Shareholder has represented to such counsel lists all material agreements, indentures, leases or other instruments to which such Selling Shareholder is a party or by which any of its properties is bound), or to such counsel’s knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the FP Selling Shareholders.

EXHIBIT H
Form of Gunderson Dettmer Stough Villeneuve
Franklin & Hachigian Opinion
Covering Shah Capital Partners, L.P., Patel Family Partners, L.P. and WestRiver Capital,
LLC as Selling Shareholders
     (i) this Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Shareholders;
     (ii) the Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Shareholders and are valid and binding agreements of the Selling Shareholders, enforceable in accordance with their terms, except as may be limited by (1) applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (2) laws relating to the availability of specific performance, injunctive relief or other equitable remedies;
     (iii) upon payment for the security entitlement in respect of the Securities to be sold by the Selling Shareholders to each of the several Underwriters as provided in this Agreement and the crediting of such Securities on the records of The Depository Trust Company (“DTC”) to a security account or security accounts in the name of such Underwriters (assuming that such Underwriters do not have notice of any adverse claim (as such phrase is defined in Section 8-105 of the Uniform Commercial Code as in effect in the State of New York (the “UCC”)) to such Securities or any security entitlement in respect thereof), (A) under Section 8-501 of the UCC, such Underwriters will acquire a security entitlement in respect of such Securities and (B) to the extent governed by Article 8 of the UCC, no action based on any “adverse claim” (as defined in Section 8-102 of the UCC) to such Securities may be asserted against such Underwriters, it being understood that for purposes of this opinion, such counsel may assume that when such payment and crediting occur, (x) such Securities will have been registered in the name of Cede & Co. or such other nominee as may be designated by DTC, in each case on the Company’s share registry in accordance with its memorandum and articles of association and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the securities account or accounts in the name of such Underwriter on the records of DTC will have been made pursuant to the UCC;
     (iv) no consent, approval, authorization or order of, or qualification with, any governmental body or agency under United States federal, New York state or California state law that in such counsel’s experience is normally applicable to general business corporations in relation to transactions of the type contemplated by this Agreement is required for the performance by the Selling Shareholders of their obligations under this Agreement, other than those imposed by the Securities Act of 1933, as amended, and the rules and regulations thereunder, any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Securities are being offered by the Underwriters or under the rules and regulations of the National Association of Securities Dealers, Inc. and qualification of the Securities for quotation on the Nasdaq National Market; and
     (v) the execution and delivery by each of the Selling Shareholders of, and the performance of its obligations under, this Agreement will not contravene any provision of United States federal or New York state law, or California state law that in such counsel’s experience is normally applicable in relation to transactions of the type contemplated by this Agreement, or the applicable charter documents of any Selling Shareholder, or any agreement, indenture, lease or other instrument to which such Selling Shareholder is a party, or by which any of its properties is bound, that is identified on Exhibit A to such opinion (which each such Selling Shareholder has represented to such counsel lists all material agreements, indentures, leases or other instruments to which such Selling Shareholder is a party or by which any of its properties is bound), any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Shareholder that is identified on Exhibit A to such opinion (which each such Selling Shareholder has represented to such counsel lists all judgments, orders or decrees applicable to such Selling Shareholder).

EXHIBIT I
Form of Cleary Gottlieb Steen & Hamilton Opinion
Covering T3 II SM, LLC, TPG III SM, LLC and TPG IV SM, LLC as Selling Shareholders
     (i) the execution, delivery and performance of the Underwriting Agreement have been duly authorized by all necessary limited liability company action of each of the TPG Selling Shareholders, and the Underwriting Agreement has been duly executed and delivered by each of the TPG Selling Shareholders;
     (ii) the execution, delivery and performance of the Power of Attorney and Custody Agreement of each of the TPG Selling Shareholders have been duly authorized by all necessary limited liability company action of each of them. The Power of Attorney and Custody Agreement of each TPG Selling Shareholder have been duly executed and delivered by such TPG Selling Shareholder;
     (iii) the Custody Agreement and the Power of Attorney of the TPG Selling Shareholders are the valid, binding and enforceable agreements of the TPG Selling Shareholders, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and equity principles of general applicability;
     (iv) the execution and delivery by each of the TPG Selling Shareholders of the Custody Agreement, the Power of Attorney and the Underwriting Agreement do not, and the performance by each of the TPG Selling Shareholders of its obligations thereunder will not, (a) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States of America or the State of New York that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance, except such as have been obtained or effected under the Securities Act and the Securities Exchange Act of 1934, as amended (but we express no opinion relating to any state securities of Blue Sky laws), (b) result in a breach of any of the terms and provisions of, or constitute a default under, the Shareholders’ Agreement and any of the constituent documents of such TPG Selling Shareholders identified in Exhibit A hereto, or (c) result in a violation of any United States federal or New York State law, provision of the Delaware LLC Act or published rule or regulation that in our experience normally would be applicable to general business entities with respect to such execution, delivery and performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws); and
     (v) assuming that (a) The Depository Trust Company (“DTC”) is a clearing corporation” as defined in Section 8-102(a)(5) of the Uniform Commercial Code as in effect in the State of New York (the “UCC”) and (b) each Underwriter acquires its interest in the Securities to be sold by the TPG Selling Shareholders to such Underwriter without notice of any adverse claim (within the meaning of Section 8-105 of the UCC), and such Underwriter has paid the purchase price for such Shares and has had such Securities credited to the securities account of such Underwriter maintained with DTC, then such Underwriter will have a securities entitlement (as defined in Section 8-102(a)(17) of the UCC) to such Securities purchased by such Underwriter and no action based on an adverse claim may be asserted against such Underwriter with respect to such securities entitlement.

EXHIBIT J
Form of Lock-Up Agreement
SMART Modular Technologies (WWH), Inc.
Initial Public Offering of Ordinary Shares
Date
Citigroup Global Markets Inc.
J.P. Morgan Securities Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Needham & Company, LLC
Thomas Weisel Partners LLC
As Representatives of the several Underwriters,
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
and
c/o Lehman Brothers Inc.
745 7th Avenue
New York, New York 10019
and
c/o J.P. Morgan Securities Inc.
270 Park Avenue, Floor 5
New York, New York 10017
Ladies and Gentlemen:
     This letter (the “Lock-Up Letter Agreement”) is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among SMART Modular Technologies (WWH), Inc., an exempted company organized under the laws of the Cayman Islands (the “Company”), the Selling Shareholders named therein and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Offering”) of Ordinary Shares, $0.00016667 par value (the “Ordinary Shares”), of the Company.
     In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of each of Citigroup Global Markets Inc., J.P. Morgan Securities Inc. and Lehman Brothers Inc. (collectively, the “Lead Underwriters”), offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any shares of capital stock of the Company (including, without limitation, Ordinary Shares) or any securities convertible into, or exercisable or exchangeable for such capital stock, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.
     The foregoing sentence shall not apply to (a) the registration of or sale to the Underwriters of any Ordinary Shares pursuant to the Underwriting Agreement, (b) bona fide gifts, (c) dispositions to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, (d) dispositions by will or under the laws of descent, (e) dispositions of Ordinary Shares acquired in open market transactions after the date of the Underwriting Agreement, (f) the disposition of Ordinary Shares, options, restricted stock or other awards to a spouse, former spouse, child or other dependent pursuant to a domestic relations order or settlement agreement and (g) the entry into a 10b5-1 sales plan (so long as no sales are made pursuant to such plan prior to the date the undersigned would otherwise be permitted to sell under this Lock-Up Letter Agreement); provided that (i) in the case of clauses (b) and (c) of this paragraph, the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, and, in the case of clauses (b), (c), (e) and (g), (A) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or disposition (other than a filing on a Form 5 made after the expiration of the 180-day restricted period) and (B) the undersigned notifies each of the Lead Underwriters at least two business days prior to the proposed transfer or disposition.
     In addition, notwithstanding the foregoing, if the undersigned is a partnership or limited liability company, the undersigned may transfer the undersigned’s shares of Ordinary Shares to partners or members of the undersigned, as applicable, or to the estates of any such partners, or members; and if the undersigned is a trust, the undersigned may transfer the undersigned’s shares of Ordinary Shares to any beneficiary of the undersigned or to the estate of any such beneficiary; and if the undersigned is a corporation, the undersigned may transfer the undersigned’s shares of Ordinary Shares to majority-owned subsidiaries of the undersigned, to holders of securities possessing at least 50% of the undersigned’s outstanding voting power or to entities under common control with the undersigned, provided that (i) such transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Letter Agreement, (ii) such transfer shall not involve a disposition for value, and (iii) no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 180-day restricted period).
     Notwithstanding anything herein to the contrary, if (i) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs or (ii) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.
     In furtherance of the foregoing, the Company and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.
     If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated. Furthermore, if the Company notifies each of the Lead Underwriters prior to the execution by it of the Underwriting Agreement that it has determined not to proceed with the Offering, this Lock-Up Letter Agreement shall immediately thereafter terminate and be of no further force and effect.
     In any event, this Lock-Up Letter Agreement shall automatically terminate and be of no further force and effect if the Underwriting Agreement is not entered into by the Company on or before March 31, 2006.

Yours very truly,

(Signature)

(Name)

(Title, if any)

(Address)

(City, State and Zip Code)